UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, Perpetual Preferred Stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in a Current Report on Form 8-K dated April 16, 2021, on December 31, 2021, Joseph E. Dell, Jr. retired from his position as Senior Executive Vice President and Chief Commercial Banking Officer of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation. In connection with his retirement, on April 4, 2022, CNB Bank and Mr. Dell entered into a new letter agreement (the “Agreement”) to provide for Mr. Dell’s continued at-will employment with CNB Bank as Senior Vice President, Corporate Commercial Development, retroactive to January 1, 2022.

Pursuant to the terms of the Agreement, Mr. Dell is entitled to a base salary of $200,000 and is eligible to earn cash incentive compensation in respect of calendar year 2022. In addition, Mr. Dell is entitled to certain benefits, including insurances, paid time off, retirement plans and similar benefits, made available to all employees of CNB Bank.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement herein is a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated April 4, 2022, among CNB Bank and Joseph E. Dell, Jr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: April 4, 2022	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer